Exhibit 99.1



FOR IMMEDIATE RELEASE:   May 30, 2007

CONTACT:
         Paul G. Laird, President
         New Frontier Energy, Inc.
         (303) 730-9994


          New Frontier Energy Amends the Agreement to Acquire Majority
               Working Interest and Become Operator of 38,695 Acre
                  "Focus Ranch Unit" in Routt County, Colorado

Focus Ranch Unit located adjacent to existing Slater Dome CBM Development Project and Gas Pipeline DENVER, CO - May 30, 2007- New Frontier Energy, Inc. (OTC BB: NFEI), a natural resource company engaged in the exploration, acquisition and development of oil and gas properties in the United States, today announced that the Company has amended the agreement to acquire and take over operations, pursuant to a farmout agreement with the current operator of the Focus Ranch Unit (the "Unit") in northwest Colorado. The Unit consists of approximately 38,695 gross acres adjacent to and southeast of the Slater Dome development area.

The agreement increases New Frontier Energy's total acreage in and adjacent to the Slater Dome Field to approximately 70,000 gross acres. The terms of the agreement require New Frontier Energy to commence testing of the Niobrara and Frontier formations in the Focus Ranch Federal 12-1 well on or before August 1, 2007 in order to earn the farmor's working interest, which averages 75% in the Unit. If commercial production from the Unit is established, New Frontier Energy will make a production payment from 35% of the net proceeds at the wellhead to the farmor.

"The Slater Dome Field is one of our principal properties, and the acquisition of 38,695 acres adjacent to the Field adds an exciting new element to our 2007 drilling and development program," said Paul G. Laird, President and CEO of New Frontier Energy. "We expect to commence testing the Focus Ranch Federal 12-1 well in July2007. If the Federal 12-1 is found commercial, New Frontier Energy will utilize the existing right of way in the Unit to build a gas line to tie into our Slater Dome gathering system. We remain on target with our initial plans to drill from 15 to 20 new wells at the Slater Dome Field this summer."

New Frontier Energy has secured both a drilling and workover rig capable of supporting the 2007 Slater Dome drilling program and accordingly, the additional workover requirements associated with the Focus Ranch Unit will be integrated within the Slater Dome development program.


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About New Frontier Energy, Inc.
Based in Denver, CO, New Frontier Energy, Inc. is an independent natural resource company engaged in the exploration, acquisition and development of oil and gas properties. New Frontier Energy has interests in two principal properties, the Slater Dome Field, located in northwest Colorado and south-central Wyoming and the Flattops Prospect located in southwest Wyoming. The Company's primary focus is on the development and expansion of the Slater Dome and the Flattops prospects. Both projects are coalbed methane located in the Sand Wash Basin in northwest Colorado and southwest Wyoming--the south eastern end of the "Atlantic Rim." The Company owns a majority of the limited partnership interests in the 18-mile gas gathering line that delivers gas from the Slater Dome and Flattops prospects to a transportation hub in Baggs, Wyoming. The Company's common stock is listed on the over the counter bulletin board under the symbol "NFEI." Additional information about New Frontier Energy, Inc. can be found at the Company's website www.nfeinc.com.

Forward-looking Statements
The statements contained in this press release which are not historical fact are forward-looking statements that involve certain risks and uncertainties including, but not limited to, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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